CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust II of our reports dated September 22, 2025, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia Funds Series Trust II’s Certified Shareholder Reports on Form N-CSR for the year ended July 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota November 21, 2025

Appendix A

Fund Name

Columbia Government Money Market Fund

Columbia Strategic Municipal Income Fund

Columbia Minnesota Tax-Exempt Fund

Columbia Select Short Corporate Income Fund (formerly known as Columbia Limited Duration Credit Fund)

Columbia Disciplined Core Fund

Columbia Income Opportunities Fund

Columbia Disciplined Growth Fund

Columbia Disciplined Value Fund

Columbia Global Opportunities Fund

Columbia Floating Rate Fund